SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2004

PRIMUS TELECOMMUNICATIONS GROUP,
INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	0-29092	54-1708481
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1700 Old Meadow Road, Suite 300, McLean, VA 22102
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (703) 902-2800

Item 7. Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable .

(c) Exhibits.

Exhibit No.	Description
99.1	Press release dated April 29, 2004

Item 12. Results of Operation and Financial Condition.

In accordance with Securities and Exchange Commission (the “Commission”) Release No. 33-8216, information under this caption and set forth in Exhibit 99.1 is being furnished pursuant to Item 12 of Form 8-K.

On April 29, 2004, Primus Telecommunications Group, Incorporated (“we” or us”) issued a press release announcing our financial results for the quarter ended March 31, 2004.  The text of the press release is included as an exhibit to this Form 8-K.  Pursuant to the rules and regulations of the Commission, such exhibit and the information set forth therein and herein are deemed to be furnished to, and shall not be deemed to be filed with or incorporated by reference into any filing with the Commission.

Non-GAAP Measures

Our press release and financial tables include the following non-GAAP financial information:

Adjusted EBITDA

Adjusted EBITDA, as defined by us, consists of net income (loss) before interest, taxes, depreciation, amortization, non-cash compensation expense, asset impairment expense, gain (loss) on early extinguishment of debt, foreign currency transaction gain (loss), extraordinary items, and other income (expense).  Our definition of Adjusted EBITDA may not be similar to Adjusted EBITDA measures presented by other companies, is not a measurement under generally accepted accounting principles in the United States, and should be considered in addition to, but not as a substitute for, the information contained in our statements of operations.

We believe Adjusted EBITDA is an important performance measurement for our investors because it gives them a metric to analyze our results, exclusive of certain non-cash items and items which do not directly correlate to our business of selling and provisioning telecommunications services.  We believe Adjusted EBITDA provides further insight into our current performance and is a measure that we use to evaluate our results and performance of our management team.

Adjusted Net Income (Loss) and Adjusted Diluted Income (Loss) Per Common Share

Adjusted Diluted Income (Loss) Per Common Share, as defined by us, is a calculation which divides reported net income (loss) before asset impairment expense, early debt termination interest penalties, gain (loss) on early extinguishment of debt, foreign currency transaction gain (loss) and extraordinary items (collectively referred to as Adjusted Net Income (Loss)), and after accreted and deemed dividend on convertible preferred stock by diluted weighted average common shares outstanding, which dilutive calculations take into account the effect of the adjustments.  Our definition of Adjusted Net Income (Loss) and Adjusted Diluted Income (Loss) Per Common Share may not be similar to Adjusted Net Income (Loss) and Adjusted Diluted Income (Loss) Per Common Share presented by other companies, are not measurements under generally accepted accounting principles in the United States, and should be considered in addition to, but not as a substitute for, the information contained in our statements of operations for net income (loss) and basic and diluted income (loss) per common share.

We believe the presentation of Adjusted Net Income (Loss) and Adjusted Diluted Income (Loss) Per Common Share assists readers in further understanding our results of operations and trends from period to period, consistent with management’s internal evaluation of our results for a variety of measures including strategic planning, capital expenditures, and executive compensation. We believe Adjusted Net Income (Loss) and Adjusted Diluted Income (Loss) Per Common Share provide to investors a measurement that allows comparison of current and prior periods, by removing certain items that do not directly correlate to the results of our business of selling and provisioning telecommunications services.

We provide a complete reconciliation of Adjusted Net Income (Loss) and Adjusted Diluted Income (Loss) Per Common Share so readers have access to the detail and general nature of the adjustments made.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRIMUS TELECOMMUNICATIONS GROUP, INCORPORATED

April 29, 2004	By:	/s/ Neil L. Hazard

	Name:	Neil L. Hazard
	Title:	Executive Vice President, Chief Operating Officer and Chief Financial Officer (Principal Financial Officer)

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated April 29, 2004